UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 4, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Central Vermont Public Service Corporation (the "Company") has entered into a Bond Purchase Agreement with Metropolitan Life Insurance Company and its affiliates (“MetLife”) dated as of February 4, 2011 (the "Bond Purchase Agreement").  Pursuant to the Bond Purchase Agreement, on or about June 15, 2011, CVPS agrees to issue and sell, and MetLife agrees to purchase, $40,000,000 aggregate principal amount of its First Mortgage 5.89% Bonds, Series WW due June 15, 2041 (the “Bonds”).  Under the terms of the Bond Purchase Agreement, the Company may also from time to time authorize the issue and sale of one or more series of up to $60,000,000 additional aggregate principal amount of its First Mortgage Bonds, each series designated by the Company (the “Other Bonds”), in each case under and secured by the indenture of mortgage described below, as may be amended and supplemented from time to time.

The Bonds will be issued pursuant to the Company's Indenture of Mortgage dated as of October 1, 1929, as amended and supplemented by supplemental indentures, including a Forty-Eighth Supplemental Indenture, to be dated on or about June 15, 2011 (the "Supplemental Indenture"), from the Company to U.S. Bank National Association, as trustee ("Trustee") (as so amended and supplemented, the "Indenture").  The Indenture is, and as amended will be, a first mortgage lien on substantially all of the Company's utility properties.  The Company's issuance of the Bonds was approved by the Vermont Public Service Board by order entered November 30, 2010 in Docket No. 7682.

The Bond Purchase Agreement is attached hereto as Exhibit 4.12 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
4.12	Bond Purchase Agreement, dated as of February 4, 2011, between the Company and Metropolitan Life Insurance Company.

Statements contained herein that are not historical fact are forward-looking statements within the meaning of the ‘safe-harbor’ provisions of the Private Securities Litigation Reform Act of 1995.  Whenever used in this document and the attached exhibits, the words “estimate,” “expect,” “believe,” or similar expressions are intended to identify such forward-looking statements.  Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements.  Actual results will depend upon, among other things, the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale power markets, our ability to maintain our current credit ratings, the performance of our unregulated business, and other considerations such as the operations of ISO-New England, changes in the cost or availability of capital, authoritative accounting guidance, and the effect of the volatility in the equity markets on pension benefit and other costs.  We cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Senior Vice President, Chief Financial Officer, and Treasurer
February 4, 2011